                                                                   EXHIBIT 10.24


                              SUBLEASE AGREEMENT


        THIS SUBLEASE AGREEMENT (the "Sublease"), dated as of 4-22-97, is entered into by and between America Service Group Inc. as the Sublandlord ("Sublandlord") and Citibank Delaware as the subtenant ("Subtenant"). Commons Development Group ("Prime Landlord") joins in this Sublease Agreement pursuant to the terms hereof.

                                  WITNESSETH


        WHEREAS, by an Office Lease Agreement dated June 23, 1994 (the "Primary Lease") Sublandlord now leases from Prime Sublandlord certain Premises (the "Leased Premises") at 2 Penns Way, New Castle, Delaware, 19720 (the "Building"). A portion of the Leased Premises includes the premises being subleased hereunder, 21,000 square feet on the second floor of the Building, Suite 200, (the "Subleased Premises").

        WHEREAS, Sublandlord is willing to sublease to Subtenant and Subtenant is willing to sublease from Sublandlord the Subleased Premises, as more fully described herein, on the terms and conditions set forth herein.

        NOW THEREFORE, Prime Landlord, Sublandlord and Subtenant agree as follows:

        1. SUBLEASED PREMISES. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases 21,000 square feet of the Leased Premises, located on the second floor of 2 Penns Way, New Castle, Delaware, such subleased space shown on Exhibit "A" attached hereto.

        2. TERM. The term of Sublease will be for a period of 24 months, commencing on May 1, 1997 and terminating on April 30, 1999. Provided Subtenant is not in default in any of the terms and conditions of this Sublease Agreement, Sublandlord hereby grants the Subtenant two (2) option periods (the "Option Period") of 6 months, the first option period commencing on May 1, 1999 and the second option period commencing November 1, 1999 to extend this Sublease as between Subtenant, Sublandlord, and Prime Landlord. Subtenant must give Sublandlord and Prime Landlord written notice prior to the commencement of the option periods of its intention to exercise said option; said notice to be given on or before November 1, 1998 with respect to the First Option Period and May 1, 1999 with respect to the Second Option Period. In order for the Option Periods to apply, Subtenant must also not be in breach of any obligation under this Sublease to Sublandlord and Prime Landlord both at the time Subtenant gives written notice of its intention to exercise the option herein granted and on May 1, 1999, or November 1, 1999, when the Option Period begins.
Sublandlord agrees that it shall give Subtenant a reminder notice with regard to each applicable option no earlier than August 1, 1998 for the first Option Period and no earlier than February 1, 1999 for the second Option Period and the period within which Subtenant
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shall be required to exercise each applicable option shall be as set forth above or thirty (30) days after Sublandlord's reminder notice, whichever is later.

           3. USE. During the term hereof, Subtenant shall use and occupy the Subleased Premises for general office use, and for any other use permitted under the Primary Lease and complying with all local building and zoning laws.

           4. RENTAL RATE. As rental for the Subleased Premises, Subtenant shall pay monthly base rental to Prime Landlord, during the Sublease term and any option period, based on the following rental schedule:

                        Term                   Monthly Base Rent
                        ----                   -----------------
                05/01/97 - 04/30/99               $27,125.00



           If exercised, Subtenant shall pay monthly base rental to Prime Landlord, during the term of the Option Periods, at a rate of $28,000.00 per month.

           Rents will be due and payable in advance of the first day of each month during the term hereof. In the event this Sublease commences or terminates on other than the first day of any particular month, all rents hereunder shall be prorated.

        5. OPERATING EXPENSES. Subtenant shall pay to Prime Landlord, as additional rent, its electric usage during the Sublease term and any extension thereof. Prime Landlord will read submeter monthly and bill Subtenant according to the average kilowatt hour charge per month for the building. Subtenant shall have no obligation to pay any other operating expenses or real estate taxes with respect to the Subleased Premises.

        6. IMPROVEMENTS. It is understood and agreed that the Subtenant will accept the Premises in "as-is" condition. Sublandlord shall provide the Premises to Subtenant on April 1, 1997 for commencement of Subtenant Improvement work. All plans and specifications must be approved by Prime Landlord prior to construction. No rent will be due during this period April 1, 1997 - April 30, 1997.

        7. SECURITY DEPOSIT.

           Intentionally omitted.

        8. PRIMARY LEASE INCORPORATION. Subtenant acknowledges and agrees that this Sublease shall be in all respects subject and subordinate to the Primary Lease. In the event that the Primary Lease is canceled or terminated for any reason, the term of this Sublease shall automatically terminate simultaneously therewith subject, however to the provisions of Paragraph


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convenient for the maintenance and operation thereof and including to show the space to other prospective subtenants. Sublandlord shall comply while in Subleased Premises with all reasonable safety and security measures instituted by Subtenant all in a manner such as not to unreasonably interfere with Subtenants's operation.

        10. COMPLIANCE WITH LAW. Subtenant shall comply with all applicable statutes, ordinances, rules, regulations, orders and directives of any governmental authority specifically applicable to Subtenant's use or occupancy thereof and shall perform, at its own expense, all obligations imposed thereby.

        11.  RELEASE AND INDEMNITY.

             Intentionally Omitted.

        12.  INSURANCE.

             Notwithstanding any provision contained herein or in the Primary Lease to the contrary, all insurance for which Subtenant is responsible hereunder may include or consist entirely of alternative risk management programs, including self insurance, for so long as Subtenant or its affiliates, parent or subsidiary is the tenant hereunder.

        13. DEFAULTS. The occurrence of any of the following shall constitute a default by Subtenant under this Sublease:

             (a) Subtenant fails to pay any sum as required hereunder and such failure continues for ten (10) days following receipt of notice;

             (b) Subtenant becomes insolvent or makes transfers in fraud of creditors or makes any assignment for the benefit of creditors; or (iii) files a petition for protection under any state or federal bankruptcy act or a trustee or receiver is appointed for all or substantially all of Subtenant's assets, and with regard to any of the foregoing, Subtenant fails to cure any of the foregoing within thirty (30) days after Subtenant's receipt of written notice of such default from Sublandlord or Prime Landlord.

        14. REMEDIES UPON DEFAULT.

        (A) Upon the occurrence of any of the aforesaid Events of Default, Sublandlord shall:

            (I) serve upon Subtenant a written notice that this Sublease and the Term will terminate on a date to be specified therein, which shall not be less than three days after the giving of such notice, and upon the date so specified therein, this Sublease and the Term shall terminate and come to an end as fully and completely as if such date were the date herein definitely fixed for the end and expiration of this Sublease and the Term, and Subtenant shall then quit and

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surrender the Premises to Sublandlord, but Subtenant shall nevertheless remain liable as hereinafter set forth. If the notice above provided legal shall have been given and this Sublease shall be terminated, Sublandlord may, without notice, re-enter the Premises either by legal process or by summary proceedings or otherwise, dispossess Subtenant and the legal representative of Subtenant or other occupant of the Premises as if this Sublease had not been made.

     (ii) Without terminating this Sublease, Sublandlord may re-enter or take possession pursuant to legal proceedings or pursuant to any notice provided by law and, may, from time to time, without terminating this Sublease, relet the Premises or any part thereof in Sublandlord's or Subtenant's name, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms and conditions as Sublandlord, in its sole discretion, may determine, and Sublandlord may collect and receive the rents therefor without relieving Subtenant of any liability under this Sublease or otherwise affecting any such liability. Sublandlord shall have no obligation to relet the Premises or any part thereof, but shall use reasonable efforts to do so. No such re-entry or taking possession of the Premises by Sublandlord shall be construed as an election on Sublandlord's part to terminate this Sublease unless a written notice of such intention be given to subtenant. No notice from Sublandlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Sublandlord to terminate this Sublease unless such notice specifically so states. Sublandlord reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Sublease by giving Subtenant written notice thereof, in which event this Sublease will terminate as specified in said notice.

     (iii) enter upon the demised Premises by legal process, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Subtenant is obligated to do under the terms of this Sublease, and Subtenant agrees to reimburse Sublandlord on demand for any expenses including, without limitation, reasonable attorney's fees which Sublandlord may incur in thus effecting compliance with Subtenant's obligations under this Sublease and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to Subtenant from such action, whether caused by negligence of Sublandlord or otherwise; or

  (b) If this Sublease and the Term shall expire and come to an end as provided in this Agreement, or by or under any summary proceeding or any other action or proceeding; or if Sublandlord shall re-enter the Premises as provided in Section
(b)(ii), or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

        (I) Subtenant shall pay Sublandlord all Rent payable under this Sublease by Subtenant to Sublandlord to the date upon which date this Sublease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Sublandlord, as the case may be;

        (ii) Subtenant also shall be liable for and shall pay to Sublandlord, as damages, any deficiency (the "Deficiency") between the Rent for the period which otherwise would have

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constituted the unexpired portion of the Term and the net amount, if any, of rents collected in respect of any reletting effected pursuant to the provisions of Section (b)(ii) for such period, together with all of Sublandlord's expenses in connection with the termination of this Sublease with Sublandlord's re-entry upon the Premises and with such reletting including, but not limited to, all possession costs, brokerage commissions, legal expenses, attorney's fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting. Subtenant shall pay Sublandlord these costs as and when such expenses are incurred by Sublandlord. Any such Deficiency shall be paid in monthly installments by Subtenant on the days specified in this Sublease for payment of installments of Rent. Sublandlord shall be entitled to recover from Subtenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Sublandlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

        (iii) Whether or not Sublandlord shall have collected any monthly Deficiencies as aforesaid, Sublandlord shall be entitled to recover from Subtenant, and Subtenant shall pay Sublandlord, on demand, in lieu of any further Deficiencies, as and for liquidated and agreed final damages, a sum equal to the amount of the Rent for the period which otherwise would have constituted the unexpired portion of the Term discounted at the prime rate then announced by Citibank, Delaware.

   (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy herein provided constitute an election of remedies thereby excluding the later election of any alternate remedy, or a forfeiture or waiver of any Gross Base Rent, additional rent or other charges and assessment payable by Subtenant and due to Sublandlord hereunder or of any damages accruing to Sublandlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No action taken by or on behalf of Sublandlord shall be construed to be an acceptance of a surrender of this Sublease. Forbearance by Sublandlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Sublandlord may suffer by reason of termination of this Sublease or the deficiency arising by reason of any reletting of the Premises by Sublandlord as above provided, allowance shall be made for expense of repossession and the Gross Base Rent and additional rent herein provided, for the period from the time of an event of default until the end of the term hereof, shall be deemed to be equal to the highest Base Rent and additional rent required to be paid hereunder by Subtenant during any preceding lease year multiplied by the number of calendar years or portions thereof remaining in the term hereof. Subtenant agrees to pay to Sublandlord all costs and expenses incurred by Sublandlord in the enforcement of this Sublease, including without limitation, the reasonable fees of Sublandlord's attorneys when such attorneys are employed by Sublandlord to effect collection of any sums due hereunder or to enforce any right or remedy of Sublandlord.

   15. CUMULATIVE RIGHTS. Sublandlord's and Prime Landlord's rights and remedies hereunder shall be cumulative and shall not be exclusive of one another, and Sublandlord and

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Prime Landlord shall have the right to pursue any one or more of them.
Sublandlord's or Prime Landlord's acceptance of any rent or other payments due hereunder or Sublandlord's or Prime Landlord's failure to take any action on account of default if such default persists requiring Sublandlord's or Prime Landlord's consent or approval shall not be deemed to waive or render unnecessary Sublandlord's or Prime Landlord's consent or approval to any subsequent or similar acts by Subtenant.

        16. SURRENDER OF SUBLEASED PREMISES/HOLDING OVER. At the expiration or earlier termination of this Sublease, Subtenant shall surrender the Subleased Premises to Sublandlord or Prime Landlord in good conditions, broom clean, reasonable wear and tear, condemnation and casualty excepted. In the event that Subtenant remains in possession after the expiration of or termination of this Sublease without a written agreement, or without Subtenant being engaged in active negotiations with Prime Landlord or Sublandlord in good faith to renew or extend the term, the tenancy shall be deemed to be a month-to-month tenancy at a monthly rent equal to one and one-half (1 1/2) times the sum of the Base Rent payable during the last month of the Term. Notwithstanding any provision of the Primary Lease or this Sublease, Subtenant shall not have any obligation to remove any tenant improvement existing on the date hereof or made by Subtenant with the consent of Prime Landlord during the term of the Sublease.

        17. ASSIGNMENT AND SUBLEASE. Subtenant shall not assign this Sublease or any right hereunder or sublet the Subleased Premises during the term of this Sublease, without the prior written consent of Sublandlord and Prime Landlord, such consent not to be unreasonably withheld, delayed or denied. In the event of an assignment or sublease, Sublandlord during the original term of this Sublease or Prime Landlord during the Option Period, shall be entitled to receive fifty percent (50%) of the excess of the rent and other sums payable to the Subtenant under such Sublease over the amount of Rent payable hereunder for the Sublease space. Sublandlord's or Prime Landlord's acceptance of rent from any person other than Subtenant shall not be deemed to be a waiver of this provision. Consent to one assignment or subletting shall not be deemed to be consent to any subsequent assignment or subletting. Notwithstanding any provision contained herein or in the Primary Lease to the contrary, none of (1) an assignment or subletting of all or a portion of the Subleased Premises to a parent, subsidiary or affiliate of Subtenant or Subtenant's parent (collectively, an "Affiliate") or to a purchaser of all or substantially all of the assets of Subtenant or any Affiliate, (ii) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Subtenant or any Affiliate, (iii) or the use or occupancy of portions of the Subleased Premises by an Affiliate, or by a party or parties in connection with the transaction of business with Subtenant or any Affiliate on a temporary basis, shall require the prior written consent of Sublandlord or Prime Landlord.

        18. ACCORD AND SATISFACTION. No payment or receipt by Sublandlord or Prime Landlord of a lesser amount than the rent or other charges herein stipulated shall be deemed to be other than on account of the rent or such charges. Further, no endorsement or statement on any check or any letter accompanying any check shall be deemed to be an accord and satisfaction. Sublandlord or Prime Landlord may accept such check or payment without prejudice to

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Sublandlord's or Prime Landlord's right to recover the balance of such rent or other charges or pursue any other remedy provided in this Sublease.

        19. ENTIRE AGREEMENT. This Sublease constitutes the complete agreement of the parties with respect to the subject matter hereof and supersedes all previous agreements, representation and undertakings concerning the same, whether written or oral. The provisions of the Sublease may be modified, amended or waived only by a written instrument executed by Sublandlord, Prime Landlord and Subtenant.

        20. PRIME LANDLORD'S NON-DISTURBANCE AGREEMENT. In the event of any termination of the Prime Lease Prior to the expiration of its term, including without limitation, any termination by reason of rejection of the Prime Lease or other action by a trustee, court or debtor in possession pursuant to the Federal Bankruptcy Code, as amended, or any other Federal, state or local insolvency laws, effective as of the date of termination of the Prime Lease, Subtenant shall be deemed attorned to the Prime Landlord and Subtenant shall become a tenant of the Prime Landlord under this Sublease and the Prime Landlord (as landlord) shall be bound to Subtenant under all of the covenants, agreements, terms, provisions and limitations (including any options to renew) of the Sublease; provided, however, upon the written request of the Subtenant, the Prime Landlord shall enter into a new lease of the Subleased Premises with the Subtenant for the remainder of the term of the Sublease, effective as of the date of termination of Prime Lease, on the same covenants, agreements, terms, provisions and limitations (including any options to renew) as the Sublease.

        21. NOTICES. Any notice required or sent hereunder shall be in writing and shall be sent as follows:

                        To:  Sublandlord
                             America Service Group, Inc.
                             Attention:  General Counsel
                             Suite 300
                             105 West Park Drive
                             Brentwood, TN  37027

                        To:  Subtenant
                             Citicorp North America, Inc.
                             Corporate Realty Services
                             12401 Prosperity Drive
                             Silver Spring, MD  20904
                             Attention:  Simon Key


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           with a copy to:
           Citi Bank Delaware
           1 Penns Way
           New Castle, DE  19720
           Attention:  Ben Walsh

Copies of any notices commencing or relating to any action, suite or proceeding against Subtenant arising hereunder shall also be sent to:


           Citicorp/Citibank Real Estate and Infrastructure Legal Division
           Attention:  General Counsel
           599 Lexington Avenue
           24th Floor, Zone 9
           New York, NY  10043

           with a copy to:
           Weil, Gotshal & Manges LLP
           701 Brickell Avenue, Suite 2100
           Miami, FL  33131
           Attention:  Barry Frank

Invoice or insurance requests shall be sent in writing to:

           Citicorp North America
           201 S. Biscayne Blvd., 5th Floor
           Miami, FL  33131
           Attention:  Lease Administrator

      To:  Prime Landlord
           Commons Development Group
           c/o Emory Hill Management Company, Inc.
           92 Read's Way, Suite 100
           New Castle, DE  19720

      Either party from time to time, may change its address by written notice to the other party. Notices hereunder shall be deemed effective when delivered by hand delivery or overnight courier, or three days after deposit in the United States mail, first class, postage prepaid.

22. BINDING EFFECT. Subject to prohibitions against assignment, this Sublease shall be binding upon the parties their personal representatives, successors and assigns.


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        23.  APPROVALS.  Whenever in this Sublease, the written approval of either Sublandlord or Subtenant is required, the parties hereto agree that such approval shall not be unreasonably withheld.

        24.  ADDITIONAL PROVISIONS.

             A.  Signage.

                    Subtenant may have an interior Building Standard tenant plaque and a listing on the interior tenant directory, which shall be ordered, paid for, provided and mounted by Sublandlord in such a manner as to be consistent with the Building Standards.

             B.  Nondisturbance.

                    Subtenant will agree to not require a Non-Disturbance Agreement as part of this Sublease Agreement from any fee Mortgagee.

             C.  Consent

                    Whenever the approval of Sublandlord shall be required with respect to any matter under this Sublease, such approval shall be deemed given if the Prime Landlord has given its approval with respect to such matter.

             D.  Parking.

                    Subtenant agrees to accept the existing parking ratio in the building which is 3.3 space per 1,000 square feet of rentable area.

             E.  Brokerage

                    Unless otherwise disclosed, broker, any cooperating broker, and any salesperson working with either, are representing the Sublandlord's interest and have fiduciary responsibilities to Sublandlord, but are obligated to treat all parties fairly. Broker, any cooperating broker, and any salesperson working either, without breaching the fiduciary responsibilities to lessor, may, among other services, provide a potential tenant with information about the attributes of properties and available financing, show properties, and assist in preparing an offer to lease. Broker, any cooperating broker, and any salesperson working with either, also have the duty to respond accurately and honestly to a potential tenant's questions and disclose material facts about properties, submit promptly any offers to lease and offer properties without unlawful discrimination.

                    Except for Commonwealth Emory Hill Development Company, Inc. ("Broker"), Subtenant and Sublandlord represent that they have dealt only with each other in connection with this

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Sublease Agreement and that no other broker negotiated this Sublease Agreement or is entitled to any commission in connection with it. Sublandlord shall compensate Broker under the terms of separate agreement between Sublandlord and Broker and shall hold Subtenant harmless from liability to Broker in connection with this Sublease Agreement.

                F.  Elevator.

                      Prime Landlord agrees that at least one passenger elevator shall be maintained in operation for Subtenant's use twenty-four hours a day, seven days a week.

                G.  ADA/Hazardous Materials.

                      (a) The Term "Hazardous Substances" as used in this Sublease shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyl's ("PCB's"), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

                      (b) Sublandlord represents and warrants that to the best of its knowledge, (I) no Hazardous Substances have been stored, used, spilled, released, located or disposed of, on or under the Subleased Premises (except a full storage tank for the emergency generator serving the building), and (ii) the Building and the use thereof conform and are not in violation of any federal, state or local laws, rules or regulations regulating or governing the use, generation, storage, transportation or disposal of Hazardous Substances ("Laws").

                      (c) Sublandlord covenants and agrees that it will not use or allow the Subleased Premises to be used for the storage (except as stated above), treatment or disposal of any Hazardous Substances, and Subandlord shall continue to comply with such laws with respect to the Subleased Premises.

                      (d) Sublandlord shall indemnify and hold harmless Subtenant, its parent, their respective subsidiaries and affiliates, and the agents, officers, directors, shareholders, partners and employees thereof from all fines, suits, procedures, claims, losses, and actions of every kind and all costs associated therewith to the extent resulting from the storage, use, spillage, release, location or disposal of any Hazardous Substances in, on or under Subleased Premises whether or not Sublandlord has acted negligently with respect to such Hazardous Substances, excepting any Hazardous Substances in, on or under the Subleased Premises resulting from Subtenants's use, handling, generation, treatment, storage, disposal or release of any Hazardous Substances at or from the Subleased Premises. Sublandlord's obligations and liabilities under this paragraph 24 (G) shall survive the expiration or sooner termination of this Sublease.

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             (e)   Sublandlord hereby acknowledges that Subtenant shall arrange for a Phase I environmental site assessment to be conducted of the Subleased Premises (the "Assessment").

             (f) Sublandlord represents that the Premises shall be in compliance with ADA as of the Commencement Date. In the event Subtenant performs any alterations to the Premises during the Term which triggers an ADA modification, Subtenant shall be responsible at Subtenant's sole cost and expense to comply with ADA requirements. Except insofar as same is Subtenant's obligation pursuant to the preceding sentence, in the event Sublandlord receives any notices of non-compliance with ADA Sublandlord shall promptly, at Sublandlord's sole cost and expense comply with ADA requirements.

        H.  Condemnation.

             (a) If title to any part of the Premises is taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, or if title to so much of the Building of which the Premises are a part is taken that a reasonable amount of reconstruction thereof will not in Sublandlord's reasonable discretion result in the Premises or the Building being reasonably suitable for use for the purpose for which they are designed, then, in either event, this Sublease shall terminate, on the date that the condemning authority actually takes possession to the part so condemned or purchased.

             (b) If this Sublease is terminated under the provisions of this Section, rent shall be apportioned and adjusted as of the date of termination. Subtenant shall have no claim against Sublandlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired term of this Sublease.

             (c) If there is a partial taking of the Premises or the Building and this Sublease is not thereupon terminated under the provisions of this Section, then this Sublease shall remain in full force and effect, and Sublandlord shall, within a reasonable time thereafter, repair and restore the remaining portion of the Premises, should they be affected, to the extent necessary to render the same tenantable, and shall repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit.

             (d) All compensation awarded or paid when a total or partial taking of the Premises or the Building shall belong to and be the property of Sublandlord without any participation by Subtenant. Nothing herein shall be construed to preclude Subtenant from prosecuting any claim directly against the condemning authority for loss of business, moving expenses, and damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Subtenant.

             (e) After any partial taking of the Premises which does not result in a termination of this Sublease, the Base Rent and Subtenant's proportional share of Expenses of

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Operation for the remainder of the term hereof shall be reduced by the same percentage as the floor area of the space taken bears to the total floor area in the Premises.

                I.  Estoppel.

                      Subtenant does hereby agree that, within twenty (20) days following request of Subtenant by Sublandlord by Prime Landlord or by Prime Landlord's mortgagee, Subtenant shall deliver to such requesting party, in form reasonably satisfactory to such requesting party, a written statement to the effect that there are no defaults of Sublandlord or Prime Landlord or defenses or offsets against Prime Landlord under this Sublease, that the Sublease (plus any modifications and amendments shall be identified) is unmodified and in full force and effect, that the rent has commenced to accrue, that the rent and all other charges have been paid as of the date to which such charges have been paid and that Subtenant has accepted and is occupying the Premises.

                J.  Quiet Enjoyment.

                      Sublandlord covenants and agrees that Subtenant shall have complete and quiet enjoyment of, and may peaceably enjoy, the Subleased Premises.

                K.  Restoration.

                      Prime Landlord covenants and agrees with Subtenant that in the event of any damage or destruction to the Subleased Premises, to the extent repair os required under the Prime Lease, Prime Landlord shall promptly undertake such repair and shall diligently prosecute the same to completion.

        WITNESS the signature of the parties of the date first written above.

SUBLANDLORD:
AMERICA SERVICE GROUP INC.


/s/ Michael Catalano
------------------------
Signature

Michael Catalano
------------------------
Print name

Executive Vice President
------------------------
Title

      4/23/97
------------------------
Date

SUBTENANT
CITIBANK DELAWARE

/s/ Bernard A. Wash, Jr.
--------------------------
Signature


Bernard A. Walsh, Jr.
---------------------------
Print name


Vice President
---------------------------
Title

        4-22-97
---------------------------





PRIME LANDLORD:
COMMONS DEVELOPMENT GROUP

/s/ Carmen J. Facciolo Jr.
---------------------------
Signature

Carmen J. Facciolo, Jr.
---------------------------
Print Name

           6P
---------------------------
Title

        4/24/97
---------------------------
Date

                                      14